SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                  AMENDING THE

                           CURRENT REPORT ON FORM 8-K

                               FILED JULY 23, 1996

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):  July 9, 1996

                               BETTIS CORPORATION

               (Exact name of registrant as specified in its charter)

        Delaware                       0-23568                   76-0428239
(State of incorporation)      (Commission File Number)        (I.R.S. Employer

                                                             Identification No.)

                                 18703 GH Circle

                               Waller, Texas 77484
                                 (713) 463-5100

            (Address and telephone number of principal executive office)

   Item 2.  Acquisition or Disposition of Assets

   On July 9, 1996, Bettis Corporation ("Bettis" or the "Company") acquired all of the issued and outstanding stock of Shafer Valve Company, an Ohio corporation ("Shafer"), from Valley City Steel Company, a Delaware corporation, pursuant to a Stock Purchase Agreement (the "Agreement") with Valley City Steel Company, Shiloh Industries Inc., a Delaware corporation and Shiloh Corporation, an Ohio corporation (the latter two being the shareholders of Valley City Steel Company) (collectively referred to as "Valley City"). Pursuant to the Agreement, Bettis paid $13,200,000 to Valley City for the shares of Shafer. The purchase price was funded utilizing borrowings under the Company's revolving line of credit with Bank One, Texas, N.A. The acquisition of Shafer was accounted for under the purchase method of accounting.

   Shafer manufactures and sells a line of rotary vane valve actuators from plants in Mansfield and Orrville, Ohio.

   The Company is not aware of any pre-existing  material  relationships between
   (i) Shafer or their shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers on the other hand.

   Item 7.  Financial Statements and Exhibits

      (a)   Financial Statements of the Company Acquisition

            This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 23, 1996 the financial statements and pro forma financial information required by Item 7.

               The  required  financial  statements  of Shafer are  included  as exhibits to this Form 8-K/A.

      (b)   Pro Forma Financial Information

               The required pro forma financial information of the Registrant is included as an exhibit to this Form 8-K/A.

            (c)   Exhibits
                                                                            Page

            BETTIS CORPORATION:
                  Pro Forma Balance Sheet - June 30, 1996 (unaudited)... F-1 Pro Forma Statement of Operations -
                    Six Months Ended June 30, 1996 (unaudited)..........    F-2
                  Pro Forma Statement of Operations -
                    Year Ended December 31, 1995 (unaudited)............    F-3
                  Notes to Pro Forma Financial Statements (unaudited)...    F-4

            SHAFER VALVE COMPANY

                  Report of Independent Accountants.....................    F-5
                  Consolidated Balance Sheet - October 31, 1995 and 1994 F-6 Consolidated Statement of Operations -
                    For the Three Years ended October 31, 1995 .........    F-7
                  Consolidated Statement of Stockholder's Equity (Deficit)
                    For the Three Years Ended October 31, 1995 .........    F-8
                  Consolidated Statement of Cash Flows -
                    For the Three Years Ended October 31, 1995 .........    F-9
                  Notes to Consolidated Financial Statements............   F-10

            SHAFER VALVE COMPANY

                  Consolidated Balance Sheet - April 30, 1996 and
                    October 31, 1995(unaudited).........................   F-18
                  Consolidated Statement of Operations -
                    Six Months Ended April 30, 1996 and 1995 (unaudited)   F-19
                  Consolidated Statement of Cash Flows -
                    Six Months Ended April 30, 1996 and 1995 (unaudited)   F-20
                  Notes to Consolidated Financial Statements (unaudited)   F-21

                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 BETTIS CORPORATION

      Dated:      September 23,1996              By:

                                                             /S/

                                                       Wilfred M. Krenek
                                                       Vice President and
                                                        Chief Financial Officer

                                Index to Exhibits

                                                                           Page

BETTIS CORPORATION:

      Pro Forma Balance Sheet - June 30, 1996 (unaudited)...............    F-1
      Pro Forma Statement of Operations -
        Six Months Ended June 30, 1996 (unaudited)......................    F-2
      Pro Forma Statement of Operations -
        Year Ended December 31, 1995 (unaudited)........................    F-3
      Notes to Pro Forma Financial Statements (unaudited)...............    F-4

SHAFER VALVE COMPANY

      Report of Independent Accountants.................................    F-5
      Consolidated Balance Sheet - October 31, 1995 and 1994............    F-6
      Consolidated Statement of Operations -
        For the Three Years ended October 31, 1995 .....................    F-7
      Consolidated Statement of Stockholder's Equity (Deficit)
        For the Three Years Ended October 31, 1995 .....................    F-8
      Consolidated Statement of Cash Flows -
        For the Three Years Ended October 31, 1995 .....................    F-9
      Notes to Consolidated Financial Statements........................   F-10

SHAFER VALVE COMPANY

      Consolidated Balance Sheet - April 30, 1996 and October 31, 1995
        (unaudited).....................................................   F-18
      Consolidated Statement of Operations -
        Six Months Ended April 30, 1996 and 1995 (unaudited)............   F-19
      Consolidated Statement of Cash Flows -
        Six Months Ended April 30, 1996 and 1995 (unaudited)............   F-20
      Notes to Consolidated Financial Statements (unaudited)............   F-21

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      Bettis Corporation ("Bettis" or the "Company") acquired all of the issued and outstanding stock of Shafer Valve Company ("Shafer") on July 9, 1996 from Valley City Steel Company pursuant to a Stock Purchase Agreement with Valley City Steel Company, Shiloh Industries Inc. and Shiloh Corporation (the latter two being the shareholders of Valley City Steel Company) (collectively referred to as "Valley City"). Bettis paid $13,200,000 in cash consideration to Valley City for the shares of Shafer. The acquisition of Shafer was accounted for under the purchase method of accounting.

      The accompanying Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 includes the accounts of the Company and reflects Shafer accounted for on a pro forma basis as if it had been acquired on January 1, 1996 and 1995, respectively. Shafer has historically used a fiscal October 31 year end for financial reporting purposes. Included in the pro forma financial statements for the six months ended June 30, 1996 and for the year ended December 31, 1995 are Shafer's results of operations for the six months ended April 30, 1996 and for the twelve months ended October 31, 1995, respectively.

      Also included in the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996 and the year ended December 31, 1995 are the accounts of Prime Actuator Control Systems Limited and Prime Actuator Control Systems, Inc. (collectively referred to as "Prime"). Prime was acquired by the Company on June 20, 1996 from Sooner Pipe and Supply Corporation ("Sooner"), an Oklahoma Corporation. On July 3, 1996, the Company filed a Form 8K disclosing the acquisition of Prime. On September 3, 1996, the Company filed a Form 8K/A including the required financial statements and proforma financial statements required concerning the Prime acquisition. The financial statements reflect Prime accounted for on a pro forma basis as if it had been acquired on January 1, 1996 and 1995, respectively. Prime has historically used a fiscal July 31 year end for financial reporting purposes. Included in the pro forma financial statements for the six months ended June 30, 1996 and for the year ended December 31, 1995 are Prime's results of operations for the six months ended April 30, 1996 and for the twelve months ended October 31, 1995, respectively.

      The  accompanying  Unaudited  Pro  Forma  Balance  Sheet at June 30,  1996
includes the accounts of the Company (which include Prime at such date) and reflect Shafer accounted for on a pro forma basis as if the acquisition had occurred on such date.

      The accompanying Unaudited Pro Forma Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Pro Forma Financial Statements. The Company has not completed all the evaluations necessary for the final purchase price allocations related to the acquisition of Shafer or Prime; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

      The pro forma results included herein are not necessarily indicative of actual results that might have occurred had the operations and management teams of the Company, Shafer and Prime been consolidated during all the periods presented.

                               BETTIS CORPORATION
                            PRO FORMA BALANCE SHEET
                                 June 30, 1996
                                 (in thousands)

                                                                Pro Forma       Pro Forma
ASSETS                                      Bettis    Shafer   Adjustments         Total

Current assets:
    Cash and cash equivalents.........     $ 1,852   $     2    $     -         $ 1,854
    Deferred income tax...............           -     1,054       (301)(A)         753
    Other current assets..............       2,042       164          -           2,206
      Total current assets............      33,921     9,863       (301)         43,483
Property, plant and equipment, net....      15,575     8,328          -          23,903
Excess cost over net assets acquired..       8,766    10,805    (10,394)(B)       9,177

Other assets..........................       2,186       205          -           2,391
                                           $60,448   $29,201   $(10,695)        $78,954

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

    Short term bank debt..............     $ 5,013   $     -    $     -         $ 5,013
    Accounts payable - trade..........       4,879       891          -           5,770
    Accounts payable - Valley City....           -       440       (440)(C)           -
    Accrued liabilities...............       8,482     2,242       (524)(D)      10,200
    Payable to Valley City............           -    24,597    (24,597)(C)           -
    Current maturities of long term debt     2,766         -          -           2,766
      Total current liabilities.......      21,140    28,170    (25,561)         23,749
Long term debt........................      16,730         -     13,200 (G)      29,930

Deferred income taxes.................         579     2,697          -           3,276
Other non current liabilities.........          66       405       (405)(E)          66

Commitments and contingencies Stockholder's equity:

    Common Stock......................          85         1         (1)(F)          85
    Additional paid in capital........       5,777         -          -           5,777
    Accumulated earnings (deficit)....      17,202    (2,072)     2,072 (F)      17,202
    Cumulative translation adjustment.      (1,131)        -          -          (1,131)
      Total stockholder's equity (deficit)  21,933    (2,071)     2,071          21,933
                                           $60,448   $29,201   $(10,695)        $78,954





     The accompanying notes are an integral part of the pro forma financial statements.

                               BETTIS CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
              For the Six Months Ended June 30, 1996 (in thousands,
                        except share and per share data)
                                  (Unaudited)

                                             Bettis                   ProForma    ProForma
                                           Corporation Prime Shafer  Adjustments  Total
Net revenues...........................     $29,814  $2,294  $7,728   $    -      $39,836
Operating costs and expenses:
    Manufacturing and direct...........      19,859   2,292   5,753     (224)(A)   27,680
    Selling, general and administrative       7,192   1,207   2,027      (27)(A)   10,029
                                                                        (190)(B)
                                                                        (180)(C)
                                             27,051   3,499   7,780     (621)      37,709

Operating income (loss)................       2,763  (1,205)    (52)     621        2,127

Other income (expense):
    Interest, net......................        (548)     (6)   (845)    (210)(D)   (1,325)
                                                                         284 (E)
    Other, net.........................        (142)     25      70        -          (47)
                                               (690)     19    (775)      74       (1,372)
Earnings (loss) before income tax
  provision (benefit)..................       2,073  (1,186)   (827)     695          755
Income tax provision (benefit).........         992    (126)   (224)     (89)(F)      711
                                                                         158 (G)
Net earnings (loss)....................     $ 1,081 $(1,060) $ (603)  $  626    $      44
Earnings per common share..............     $   .13                             $       -

Weighted average common and common
    equivalent shares outstanding         8,611,299                             8,611,299





               The accompanying notes are an integral part of the
                         pro forma financial statements.

                               BETTIS CORPORATION
                       PRO FORMA STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                (in thousands, except share and per share data)
                                  (Unaudited)

                                             Bettis                   ProForma  ProForma
                                           Corporation Prime Shafer  Adjustments  Total
Net revenues...........................     $55,142  $6,543  $16,462  $    -    $78,147
Operating costs and expenses:
    Manufacturing and direct...........      35,882   4,908   12,479    (521)(A) 52,748
    Selling, general and administrative      14,235   2,226    3,872     (54)(A) 19,603
                                                                        (378)(B)
                                                                        (298)(C)
                                             50,117   7,134   16,351  (1,251)    72,351

Operating income (loss)................       5,025    (591)     111   1,251      5,796

Other income (expense):
    Interest...........................      (1,094)    (70)  (1,695)   (360)(D) (2,646)
                                                                         573 (E)
    Other, net.........................          32       3       12       -         47
                                             (1,062)    (67)  (1,683)    213     (2,599)
Earnings (loss) before income tax
    provision (benefit)................       3,963    (658)  (1,572)  1,464      3,197
Income tax provision (benefit).........       1,683    (235)    (459)   (178)(F)  1,107
                                                                         296 (G)
Net earnings (loss)....................     $ 2,280  $ (423)$ (1,113)$ 1,346    $ 2,090
Earnings per common share..............     $   .27                             $   .25

Weighed average common and common
    equivalent shares outstanding......    8,536,355                           8,536,355





               The accompanying notes are an integral part of the
                         pro forma financial statements.

                               BETTIS CORPORATION
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)


The pro forma adjustments to the accompanying Pro Forma Balance Sheet are summarized below:

(A) Adjustment to deferred tax benefit for adjustment to pension and deferred compensation liability.

(B) To adjust excess cost over net assets acquired for purchase of Shafer by Bettis.

(C)  To eliminate intercompany accounts not assumed in the acquisition.

(D) To adjust pension liability for freezing plan effective date of the acquisition.

(E)  To adjust for deferred compensation plans not assumed in acquisition.

(F) To eliminate Shafer common stock and accumulated deficit at date of acquisition.

(G) To record increase in borrowings under the Company's revolving line of credit as a result of the acquisitions of Shafer and Prime

The pro forma adjustments to the accompanying Statements of Operations are summarized below:

(A) To record depreciation and amortization expense related to the preliminary allocation of the purchase price of Prime.

(B)  To adjust historical goodwill expense.

(C)  To record effect of freezing Shafer pension plan as of date of acquisition.

(D) To reverse the effects of historical interest expense related to intercompany debt with Sooner not assumed in the acquisition and to record interest expense on the amount drawn down on the Company's revolving credit facility in connection with the acquisition of Prime, net of cash available.

(E) To reverse the effects of historical interest expense related to intercompany debt with Valley City not assumed in the acquisition and to record interest expense on the amount drawn down on the Company's revolving credit facility in connection with the acquisition of Shafer net of cash available.

(F) To record income tax benefit that would have been realized if Prime would have been acquired at the beginning of the period presented.

(G) To record income tax provision that would have been realized if Shafer would have been acquired at the beginning of the period presented.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bettis Corporation

      We have audited the accompanying consolidated balance sheet of Shafer Valve Company as of October 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for each of the three years in the period ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As discussed in Note 1, the Company entered into a stock purchase agreement on July 9, 1996 for the sale of all of the outstanding common stock of the Company to Bettis Corporation. The purchaser's basis in the assets will differ from that reflected in the Company's historical financial statements at October 31, 1995. No adjustments have been made in the accompanying financial statements to reflect this transaction.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shafer Valve Company as of October 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 1995, in conformity with generally accepted accounting principles.

                                        COOPERS & LYBRAND L.L.P.





Houston, Texas
September 20, 1996

                              SHAFER VALVE COMPANY
                           CONSOLIDATED BALANCE SHEET
                           October 31, 1995 and 1994

ASSETS                                                    1995        1994
                                                               (in thousands)

Current assets:

    Cash and cash equivalents......................     $     8     $   578
    Accounts receivable - trade, net...............       2,205       2,209
    Accounts receivable  - Valley City.............       1,505           4
    Inventories, net...............................       4,665       4,394
    Deferred income tax ...........................         959       1,113
    Other current assets...........................         101         361
     Total current assets..........................       9,443       8,659
Property, plant and equipment, net.................       8,878       9,827
Excess cost over net assets acquired less accumulated
  amortization net of $1,465 and $1,030, respectively    11,013      11,428
Other assets.......................................         201         132
                                                        $29,535     $30,046

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:

   Accounts payable - trade........................     $   695     $   336
   Accrued liabilities.............................       2,036       2,271
   Payable to Valley City..........................      25,176      24,477
      Total current liabilities....................      27,907      27,084
Deferred income tax................................       2,716       3,004
Other non current liabilities......................         380         313
Commitments and contingencies (Notes 4 & 5)
Stockholder's equity (deficit):
    Common stock, no par value, 1,000 shares authorized
      and outstanding..............................           1           1
    Accumulated deficit............................      (1,469)       (356)
      Total stockholder's equity (deficit).........      (1,468)       (355)
                                                        $29,535     $30,046





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Three Years Ended October 31, 1995

                                                    1995     1994     1993
                                                        (in thousands)

Net revenues.................................     $16,462  $15,253  $21,595
Operating costs and expenses:
    Manufacturing and direct.................      12,479   10,971   14,313
    Selling, general and administrative......       3,872    4,085    5,440
                                                   16,351   15,056   19,753

Operating income (loss)......................         111      197    1,842

Other income (expense):
    Interest, net............................      (1,695)  (1,711)  (1,785)
    Other, net...............................          12       (7)      (8)
                                                   (1,683)  (1,718)  (1,793)

Earnings (loss) before income tax
     provision (benefit) ....................      (1,572)  (1,521)      49
Income tax provision (benefit)...............        (459)    (419)     (61)

Net earnings (loss)..........................     $(1,113)$ (1,102)$    110





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                   For the Three Years Ended October 31, 1995
                      (in thousands except share amounts)

                                     Common Stock         Accumulated
                              Shares Issued    Amount Earnings (Deficit)  Total

Balances at November 1, 1992      1,000        $    1       $  636      $   637

Net earnings...............           -             -          110          110

Balances at October 31, 1993      1,000             1          746          747

Net loss...................           -             -       (1,102)      (1,102)

Balances at October 31, 1994      1,000             1         (356)        (355)

Net loss...................           -             -       (1,113)      (1,113)

Balances at October 31, 1995      1,000        $    1     $ (1,469)    $ (1,468)





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   For the Three Years Ended October 31, 1995

                                                          1995     1994     1993
                                                              (in thousands)
Cash flows from operating activities:
Net earnings (loss)................................     $(1,113)  $ (1,102)$    110
Adjustments to reconcile net earnings (loss) to net
   cash provided by (used in) operating activities:
    Depreciation and amortization..................       1,602      1,636    1,699
    Deferred taxes.................................        (134)      (216)    (421)
    (Gain) loss on sale of assets..................           6          7       (3)
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable, net           4      1,936   (2,100)
    Increase in accounts receivable - Valley City..      (1,501)        (5)       -
    (Increase) decrease in inventories.............        (271)      (505)     545
    Decrease in other current assets...............         259         36       68
    Increase (decrease) in accrued liabilities.....        (235)      (903)      28
    Increase in non current liabilities............          67        106      208
      Net cash provided by (used in) operating
        activities ................................      (1,025)       955      359

Cash flows from investing activities:
Additions to property, plant and equipment.........        (254)      (318)    (420)
Proceeds from sale of assets.......................          10        142       11
Maturities of short term investments...............           -          -    1,290
      Net cash provided by (used in) investing
        activities ................................        (244)      (176)     881

Cash flows from financing activities:
Increase (decrease) in payable to Valley City......         699       (566)  (1,159)
      Net cash provided by (used in) financing
        activities ................................         699        566   (1,159)
Net increase (decrease) in cash and cash
     equivalents ..................................        (570)       213       81
Cash and cash equivalents at beginning of year.....         578        365      284
Cash and cash equivalents at end of year...........     $     8    $   578      365






               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying consolidated financial statements include the financial statements of Shafer Valve Company and its wholly owned subsidiaries, Shafer Foreign Sales Corporation and Shafer Valve Company-Houston (collectively referred to as "Shafer").

     Shafer manufactures and sells valve actuators, which are used to remotely and automatically open and close quarter turn valves, from facilities located in Mansfield and Orrville, Ohio. Shafer's market is principally the oil and gas pipeline industry where pipes are used to transport liquids and gases.

      Bettis Corporation ("Bettis" or the "Company") purchased 100% of the issued and outstanding stock of Shafer from Valley City Steel Company on July 9, 1996 pursuant to a Stock Purchase Agreement with Valley City Steel Company, Shiloh Industries Inc., a Delaware corporation, and Shiloh Corporation, an Ohio corporation (the latter two being shareholders of Valley City Steel Company) (collectively referred to as "Valley City"). Bettis paid $13,200,000 in cash consideration to Valley City for the shares of Shafer. The acquisition of Shafer was accounted for under the purchase method of accounting.

     Preparation of the Financial Statements

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) and include the accounts of Shafer as described above. On July 9, 1996, Bettis purchased 100% of the issued and outstanding stock of Shafer. The purchaser's basis in the assets will differ from that reflected in Shafer's historical financial statements at October 31, 1995. No adjustments have been made in the accompanying financial statements to reflect this transaction. All material intercompany transactions have been eliminated in consolidation.

     The preparation of financial statements requires management to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities, (2) the disclosures of contingent assets and liabilities, and (3) the reported amounts of revenues and expenses during the reporting periods.

Ultimate results could differ from those estimates.

     Cash and Cash Equivalents

     Shafer includes all highly liquid debt securities purchased with an original maturity of three months or less in cash and cash equivalents. Cash equivalents are stated at cost which approximates market. The Company maintains cash deposits in banks which from time to time exceed the amount of deposit insurance available. Management periodically assesses the financial condition of the institutions and believes that any credit loss is minimal.

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)

     Short Term Investments

     Short term investments consist of investments in commercial paper with terms of less than one year and are classified as held to maturity. Such investments are carried at amortized cost which approximates fair value.

     Inventories

     Inventories consisting of raw materials, supplies, finished parts and sub-assemblies are stated at the lower of cost or market as determined by management of Shafer. Cost is determined by the average first-in, first-out method.

     Property, Plant and Equipment

     Property, plant and equipment is recorded at cost and depreciated over its estimated useful life by the use of the straight line method. Leasehold improvements are amortized over the shorter of their useful lives or the term of the related lease by use of the straight line method. Disposals are removed at cost less accumulated depreciation with the resulting gain or loss being reflected in operations.

     Revenue Recognition

     The Company recognizes revenues from product sales when goods are shipped or when ownership is assumed by the customer.

     Shafer has a ten year warranty on materials and workmanship on all products manufactured. Shafer has not experienced any material product warranty expense.

     Excess Cost Over Net Assets Acquired

     The excess cost over fair value of the net assets of the Company upon acquisition by Valley City is being amortized over a period of 30 years using the straight line method. Shafer's management periodically evaluates this intangible asset based on expectations of undiscounted cash flows and operating income which gave rise to the assets. Amortization expense amounted to approximately $415,000, $415,000 and $383,000 for the three years ended October 31, 1995, 1994 and 1993, respectively.

     Income Taxes

     Shafer files income tax returns as members of the consolidated group with Valley City. The income tax provisions for the periods presented are calculated as if Shafer had filed a separate tax return.

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

     Fair Value of Financial Instruments

     The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments are different from the book value. The carrying value of cash and cash equivalents, receivables and accounts payable approximate fair value due to the short term maturities of these instruments. The carrying amount of the Company's payable to Valley City approximates its fair value at October 31, 1995.

     Concentration of Credit Risk

     The Company's revenues in 1995 were generated from in excess of 270 customers. Only one customer accounted for more than 10 percent of total revenues, with no one customer accounting for more than 13.9 percent of total revenues. Shafer performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company's allowance for doubtful accounts at October 31, 1995 and 1994 was $120,000.

2.   Details of Certain Balance Sheet Accounts

     Information regarding certain balance sheet accounts at October 31, 1995 and 1994 is presented below:

                                                    1995        1994
                                                     (in thousands)
     Inventories
        Raw materials and supplies...........      $3,418      $3,402
        Finished parts and sub assemblies....       1,247         992
                                                   $4,665      $4,394

                                                                         Estimated
                                                    1995         1994      Lives
                                                      (in thousands)    (in years)

     Property, plant and equipment, at cost:
        Land..................................     $  256      $  256
        Buildings and improvements............      4,009       3,978     20-40
        Machinery and equipment...............      8,716       8,514      5-10
                                                   12,981      12,748
     Less accumulated depreciation............      4,103       2,921
                                                   $8,878      $9,827

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

                                              1995        1994
                                                (in thousands)

     Accrued liabilities:

         Salaries, wages and commissions    $   556     $   382
         Pension liability..............      1,185       1,314
         Insurance......................        258         247
         Other..........................         37         328
                                            $ 2,036     $ 2,271

3.   Related Party Transactions

     The consolidated financial statements include direct charges incurred by Valley City on behalf of Shafer for legal services, accounting fees, employee health and insurance benefits, interest on net funds advanced to Shafer and other expenses which amounted to approximately $2,336,000, $1,928,000 and $1,808,000 for the years ended October 31, 1995, 1994 and 1993, respectively. These direct charges were determined by specific identification as representing actual costs incurred for Shafer by Valley City.

     The short term payable to Valley City at October 31, 1995 and 1994 carried interest rates of approximately 7.1%.

     Interest payments to Valley City in the years ended October 31, 1995, 1994 and 1993 were $1,708,000, $1,726,000 and $1,808,000, respectively.

4.  Leases

     The Company leases various types of equipment and office space under noncancellable operating leases which expire at various dates through 1998. Some of the operating leases provide that the Company pay taxes, maintenance, insurance and other occupancy expenses related to the leased property.
Generally, the leases provide for renewal for various periods at stipulated rates. Rental expense under these leases totaled $87,000, $32,000 and $26,000 for the years ended October 31, 1995, 1994 and 1993, respectively.

     The   approximate   future  minimum  annual  rental  payments  under  these
noncancellable operating leases is as follows (in thousands):

                  1996............................     $ 108
                  1997............................        98
                  1998............................        53
                  1999............................         9
                  Total minimum lease payments....     $ 268

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

5.   Commitments and Contingencies

     The Company is a defendant in various lawsuits involving claims arising in the ordinary course of its business. In the opinion of management of Shafer, all such matters involve amounts such that an unfavorable disposition of the proceedings would not have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company

     Shafer is a guarantor to a credit agreement of Valley City with its bank. At October 31, 1995 and 1994, borrowings of $13,500,000 and $11,000,000, respectively, were outstanding under this agreement.

6.   Employee Benefit Plans

     401(k) Plan

     Shafer sponsors a 401(k) Plan which covers all employees who have met certain eligibility requirements for the plan. The Company matches the contributions of the employees up to a maximum of the employee's contribution of 3% of the employee's compensation. The Company can make discretionary contributions to the plan. During the years ended October 31, 1995, 1994 and 1993, the Company matching contributions were $82,000, $113,000 and $118,000, respectively.

     Defined Benefit Pension Plan

     The Company sponsors a defined benefit pension plan that covers substantially all employees. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation during employment. The Company's funding policy is to make periodic contributions within minimum funding requirements and maximum deductible limitations. Plan assets consist primarily of insurance and annuity contracts.

     The following sets forth the funded status of the plan and amounts reflected in the Company's balance sheet at October 31, 1995 and 1994:

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

                                                            1995        1994
                                                             (in thousands)

     Actuarial present value of benefit obligations:
           Projected benefit obligation.........           $ 2,084     $ 1,804
           Fair value of assets held in the plan            (1,320)       (979)
           Unfunded excess of projected benefit
               obligation over plan assets......               764         825
           Net unrecognized loss from past
             experience different than assumed..              (128)          -
           Unrecognized (gain) loss.............               549         489
           Pension liability included in the balance sheet $ 1,185      $1,314

     Pension expense for the three years ended October 31, 1995, 1994 and 1993 includes the following components:

                                                       1995     1994     1993
                                                           (in thousands)

     Service cost of the current period.........       $  180   $  217   $  188
     Interest cost on the projected benefit
       obligation ..............................          149      158      230
     Actual return on assets held in the plan...          (78)     (56)    (144)
     Loss due to settlements....................            -        -       88
     Net amortization of unrecognized (gain) loss         (19)       -        -
                                                       $  232   $  319   $  362

     The Company's economic assumptions used in determining the pension cost and pension liability shown above are as follows:

                                                       1995     1994     1993
                                                           (in thousands)

     Discount rate..............................        8.25%    7.25%    6.0%
     Long-term rate of return on assets.........        8.0%     6.0%     6.0%
     Rate of increase in compensation levels....        5.0%     4.5%     5.0%

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

8.   Income Taxes

     Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax and financial reporting basis of assets and liabilities and their financial reporting amounts.

     The components of income tax provision (benefit) for the periods were as follows:

                                                          Year Ended October 31,
                                                          1995     1994     1993

                                                              (in thousands)

     Income tax provision (benefit):
      Current .....................................     $  (408) $  (236)  $  331
      Deferred.....................................        (134)    (217)    (421)
      State........................................          83       34       29

    Total income tax benefit.......................     $  (459)$   (419)$    (61)

    The difference between the effective rate reflected in the income tax provision and the statutory federal tax rate is analyzed as follows:

                                                            Year ended October 31,
                                                          1995     1994      1993
    State income tax...............................        5.2      2.2      58.4
    Goodwill amortization..........................        9.0      9.3     278.8
    Foreign sales corporation......................       (2.7)    (1.5)    (84.9)
    Other..........................................       (6.7)    (3.5)   (411.7)
    Effective tax rate.............................      (29.2)%  (27.5)%  (125.4)%

    Total income taxes paid (refunded) during the years ended October 31, 1995, 1994 and 1993 were $(326,000), $(622,000), and $331,000, respectively.

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

    The components of the deferred tax asset and liability at October 31, 1995 and 1994, respectively, were as follows:

                                                          1995     1994
                                                          (in thousands)

    Deferred tax asset

      Pension liability............................     $   373  $   438
      Inventory reserves...........................          47      177
      Property tax accrued.........................          62       60
      Accrued deferred compensation................          62       56
      Vacation pay accrued.........................          58       62
      Other........................................         357      320
                                                        $   959  $ 1,113

    Deferred tax liability:
      Property, plant and equipment................     $ 2,716  $ 3,004

                              SHAFER VALVE COMPANY
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                      April 30, 1996 and October 31, 1995

                                                        April 30,  October 31,

ASSETS                                                    1996        1995
                                                           (in thousands)

Current assets:

    Cash and cash equivalents......................     $     2     $     8
    Accounts receivable - trade, net...............       2,996       2,205
    Accounts receivable - Valley City..............           -       1,505
    Inventories....................................       5,647       4,665
    Deferred income tax............................       1,054         959
    Other current assets...........................         164         101
      Total current assets.........................       9,863       9,443
Property, plant and equipment, net.................       8,328       8,878
Excess cost over net assets acquired less accumulated
  amortization net of $1,653 and $1,445, respectively    10,805      11,013
Other assets.......................................         205         201
                                                        $29,201     $29,535

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Accounts payable - trade.......................     $   891     $   695
    Accounts payable - Valley City.................         440           -
    Accrued liabilities............................       2,242       2,036
    Payable to Valley City.........................      24,597      25,176
      Total current liabilities....................      28,170      27,907
Deferred income tax................................       2,697       2,716
Other non-current liabilities......................         405         380
Commitments and contingencies Stockholder's equity:
    Common stock...................................           1           1
    Accumulated deficit............................      (2,072)     (1,469)
    Total stockholder's equity:....................      (2,071)     (1,468)
                                                        $29,201     $29,535





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                For the Six Months Ended April 30, 1996 and 1995

                                                          1996        1995
                                                           (in thousands)

Net revenues.......................................     $ 7,728     $ 8,137
Operating costs and expenses:
    Manufacturing and direct.......................       5,753       6,463
    Selling, general and administrative............       2,027       1,991
                                                          7,780       8,454

Operating loss.....................................         (52)       (317)

Other income (expense):
    Interest, net..................................        (845)       (831)
    Other, net.....................................          70          (7)
                                                           (775)       (838)

Loss before income tax benefit.....................        (827)     (1,155)

Income tax benefit.................................        (224)       (340)

Net loss...........................................     $  (603)    $  (815)





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                For the Six Months Ended April 30, 1996 and 1995

                                                     Six Months Ended April 30,
                                                          1996        1995
                                                           (in thousands)

Cash flows from operating activities:
Net loss...........................................     $  (603)    $  (815)
Adjustments to reconcile net loss to net
    cash provided by operating activities:
    Depreciation and amortization..................         772         793
    Gain on sale of assets.........................         (70)          -
    Deferred income tax............................        (114)        (38)
Changes in assets and liabilities:
    Decrease in accounts receivable, net...........        (791)     (1,352)
    (Increase) decrease in accounts receivable -
       Valley City ................................       1,505          (7)
    Increase in inventories........................        (982)       (153)
    (Increase) decrease in other current assets....         (63)        146
    Increase in other assets.......................          (4)        (54)
    Increase in accounts payable - trade...........         196         517
    Increase in accrued liabilities................         206         822
    Increase in accounts payable - Valley City.....         440         340
    Increase in non current liabilities............          24          33
      Net cash provided by operating activities....         516         232

Cash flows from investing activities:
Additions to property, plant and equipment.........         (14)        (92)
Proceeds from sale of assets.......................          70           -
      Net cash provided by (used in)
        investing activities ......................          56         (92)

Cash flows from financing activities:
Increase in payable to Valley City.................        (578)       (242)
      Net cash provided by financing activities....        (578)       (242)

Net increase (decrease) in cash and
  cash equivalents ................................          (6)       (102)
Cash and cash equivalents at beginning of period...           8         578
Cash and cash equivalents at end of period.........     $     2     $   476





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                              SHAFER VALVE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 1996
                                  (Unaudited)

1.    Business and Basis of Presentation

      The accompanying consolidated financial statements include the financial statements of Shafer Valve Company and its wholly owned subsidiaries, Shafer Foreign Sales Corporation and Shafer Valve Company-Houston (collectively referred to as "Shafer").

      Shafer manufactures and sells valve actuators, which are used to remotely and automatically open and close quarter turn valves, from a facility located in Mansfield, Ohio. Shafer also manufactures certain actuators and components at a facility in Orrville, Ohio. Shafer's market is principally the chemical, petrochemical and refining industries where pipes are used to transport liquids and gases.

      Bettis Corporation ("Bettis" or the "Company") purchased 100% of the stock of Shafer from Valley City Steel Company pursuant to a Stock Purchase Agreement with Valley City Steel Company, Shiloh Industries Inc. and Shiloh Corporation (the latter two being shareholders of Valley City Steel Company) (collectively referred to as "Valley City") on July 9, 1996. Bettis paid $13,200,000 in cash consideration to Valley City for the shares of Shafer. The acquisition of Shafer was accounted for under the purchase method of accounting.

      Shafer utilizes an October 31 fiscal year-end. These interim financial statements have not been audited; however, in the opinion of management, only adjustments consisting of normal recurring accruals considered necessary for fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the full year.

      This presentation is consistent with the accounting policies reflected in the financial statements included in Note 1 to the October 31, 1995 and 1994 Consolidated Financial Statements and should be read in conjunction herewith.

2.    Summary of Significant Accounting Policies

      There have been no significant changes in the accounting policies of Shafer during the periods presented. For a description of these policies, see
Note 1 to the October 31, 1995 Consolidated Financial Statements.